SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2003

FIRST NATIONAL BANKSHARES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

West Virginia	33-14252	62-1306172
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Cedar Street, Ronceverte, WV 24970

(Address of Principal Executive Offices) (Zip Code)

(304) 647-4500

(Registrant's Telephone Number, including Area Code)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 30, 2003, First National Bankshares Corporation issued a press release announcing financial results for the quarter and nine months ended September 30, 2003. A copy of the press release is attached as Exhibit 99.1 to this report.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST NATIONAL BANKSHARES CORPORATION

Date: October 30, 2003	By: /s/ Matthew L. Burns Matthew L. Burns Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                                               Description

    99.1                         Press release dated October 30, 2003 incorporated herein by reference.

EXHIBIT 99.1
PRESS RELEASE DATED October 30, 2003

First National Bankshares Corporation Announces
Increase in Third Quarter Earnings

        First National Bankshares Corporation (“First National” or the “Company”) reported net income of $395,000 for the three months ended September 30, 2003 compared to net income of $359,000 for the quarter ended September 30, 2002, an increase of $36,000 or 10.0%. For the nine-month period ended September 30, 2003, First National’s net income of $1,041,000 increased $313,000 when compared to the $728,000 reported for the same period of 2002, an increase of 43.0%. Diluted earnings per common share were $0.40 for the quarter ended September 30, 2003 compared to $0.36 in 2002. For the nine-month period ended September 30, 2003 and 2002, diluted earnings per common share were $1.05 and $0.74, respectively. Asset growth, which has translated to an improvement in net interest income, and an improvement in noninterest income has aided in the favorable results for the quarter and the nine months ended September 30, 2003. In addition, a charge to earnings ($262,000 pretax) in the second quarter of 2002 due to a write-down of other real estate owned to its estimated net realizable value further magnified the improvements from 2002. No such similar charge was incurred in 2003.

Net Interest Income

        Net interest income, which totaled $1,687,000 and $4,736,000 for the three and nine month periods ended September 30, 2003, respectively, improved $215,000 in 2003‘s third quarter and $454,000 for the nine months ended September 30, 2003 compared to the same periods of 2002. As discussed above, asset growth has been the overwhelming factor leading to the improvements.

        Over the past two years, falling interest rates have put downward pressure on First National’s net interest margin. For the nine months ended September 30, 2003, First National’s margin was 4.23%, which represents a decline of 10 basis points from the margin at September 30, 2002. Notwithstanding the decline from 2002 to 2003, First National has experienced a positive trend in its margin since year-end 2002. First National’s margins for the past four quarters have been: 4.06% (fourth quarter of 2002), 4.17% (first quarter of 2003), 4.21% (second quarter of 2003) and 4.31% (third quarter of 2003). The improvement in the margin coincides with the current loan growth trend.

Balance Sheet Trends

         Total assets have increased $14,691,000 or 9.7% in the first nine months of 2003. Better than expected loan demand has greatly contributed to the overall asset growth of First National. During the first nine months of 2003, gross loans, which totaled $128,410,000 at September 30, 2003, increased $17,823,000 or 16.1%. The majority of the loan growth has originated from First National’s newest location in Covington, Virginia (opened in February 2002), where loans have increased $9,951,000 since year-end 2002. First National’s three West Virginia locations posted net loan growth of $7,872,000 during the first nine months of 2003.

        Funding for the loan growth has predominantly come from a combination of deposit growth and long-term borrowings. Deposits and long-term borrowings have increased $9,822,000 and $4,088,000, respectively, during the first nine months of 2003. The remaining loan growth has been funded through the conversion of Federal funds sold and the securities portfolio.

Allowance for Loan Losses and Credit Quality

        At September 30, 2003, the allowance for loan losses was $1,196,000 compared to $1,036,000 at December 31, 2002. Expressed as a percentage of total loans, the allowance for loan losses was 0.93% and 0.94% at September 30, 2003 and December 31, 2002, respectively.

        During the third quarter of 2003, First National recorded a provision for loan losses of $165,000, which compares to a $30,000 provision recorded in the third quarter of 2002. For the nine months ended September 30, 2003 and 2002, respectively, the provision for loan losses was $340,000 and $239,000. Net loan charge-offs were $180,000 and $43,000 for the nine months ended September 30, 2003 and 2002, respectively and were $105,000 for the year ended December 31, 2002.

        The allowance and the related provision charged to operations is largely dependent upon historical loan portfolio performance and various risk factors assessed by management, such as national and local economic conditions. The weaker economy has impacted loan performance as evidenced by increased losses. In addition, nonperforming assets have risen modestly since December 31, 2002. Such assets are up $64,000 from 2002‘s year end balance and comprise 0.32% of total assets at September 30, 2003 as compared to December 31, 2002‘s 0.30%. Management’s estimated loss exposure on the nonperforming assets at September 30, 2003 was $59,000. As a result of the above factors and the overall loan growth, the provision for loan losses has increased over the prior year. Future provisions will greatly depend on First National’s prospective loss history and the status of future economic conditions and their estimated impact on portfolio performance.

Liquidity and Capitalization

        First National’s liquidity position remains strong. Although the loan to deposit ratio has increased in 2003 (89.1% at September 30, 2003 versus 2002‘s year end ratio of 82.3%), ample liquidity to meet funding needs is generally available from First National’s cash, short-term investments or securities portfolio. Additional liquidity exists from credit facilities First National has with various correspondent banks.

        First National’s capital has increased $610,000 or 4.8% since year-end 2002. Dividends totaling $394,000, or $.40 per share, have been declared in 2003. This compares to 2002‘s $314,000 or $0.32 per share. The dividend payout ratios are 37.8% and 43.1% for the nine months ended September 30, 2003 and 2002, respectively. First National’s leverage ratio or capital to assets at September 30, 2003 was 7.9% and compares to 8.2% at December 31, 2002. The Company’s strong asset growth in 2003 has accounted for the decline in the ratio since year-end 2002. At September 30, 2003, First National’s regulatory capital ratios were all in excess of the well-capitalized standards established by regulatory authorities. Both the Board and management believe the capital level is adequate.

        First National is the parent company of First National Bank, which has offices in Ronceverte and Lewisburg, West Virginia; Covington, Virginia; and operates under the name of FNB Private Banking in Charleston, West Virginia. First National is also the parent of FNB Insurance LLC.

        This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to First National’s filings with the Securities and Exchange Commission for a summary of important factors that could affect First National’s forward-looking statements. First National undertakes no obligation to revise these statements following the date of this press release.